Exhibit 10.2

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON ONE OR MORE EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND APPLICABLE STATE SECURITIES LAW, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL ACCEPTABLE TO THE ISSUER TO SUCH EFFECT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THIS NOTE IN THE EVENT OF A PARTIAL REDEMPTION, REPAYMENT OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION, REPAYMENT OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT SET FORTH BELOW.

4.5% CONVERTIBLE NOTE

OF

WORLDHEART, INC.

Original Principal Amount:	$1,000,000.00
Issuance Date: December 2, 2009	Salt Lake City, Utah

FOR VALUE RECEIVED, WorldHeart, Inc., a Delaware corporation (the “Company”), hereby promises to pay to LaunchPoint Technologies, Inc., a California corporation (the “Holder”), the principal sum of One Million Dollars ($1,000,000.00), together with accrued but unpaid interest thereon, payable as set forth herein.  Interest on the unpaid principal balance hereof shall accrue at the rate of 4.5% per annum from the date of original issuance hereof (the “Issuance Date”) until the final maturity date of December 2, 2014, or such earlier date by conversion, repayment or redemption in accordance with the terms hereof.  This Note may not be prepaid in whole or in part except as specifically provided herein.

This Note is issued pursuant to the terms and conditions of that certain Assignment Agreement dated as of September 15, 2008, between the Holder and the Company, as amended by that certain Amendment Agreement dated as of November 2, 2009, between the Holder and the Company (the “Assignment Agreement”).  The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

Section 1. Definitions.

For purposes hereof, the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) World Heart or the Company commences a case or proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to World Heart or the Company; (b) there is commenced against World Heart or the Company any such case or proceeding that is not dismissed within sixty (60) days after commencement; (c) World Heart or the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) World Heart or the Company suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days; (e) World Heart or the Company makes a general assignment for the benefit of creditors; (f) World Heart or the Company fails to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by World Heart or the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) World Heart or the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) World Heart or the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Change in Control Transaction” will be deemed to exist if (a) there occurs any consolidation, merger, amalgamation or other business combination of World Heart with or into any other corporation or other entity or person (whether or not World Heart is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions in which in any of such events the persons who are holders of the voting stock of World Heart immediately prior to such event cease to own more than 50% of the voting stock, or corresponding voting equity interests, of the surviving corporation or other entity immediately after such event (including, without limitation, any “going private” transaction under Rule 13e-3 promulgated pursuant to the Exchange Act), (b) any person (as defined in Section 13(d) of the Exchange Act), together with its affiliates and associates (as such terms are defined in Rule 405 under the Securities Act), beneficially owns or is deemed to beneficially own (as described in Rule 13d-3 under the Exchange Act without regard to the 60-day exercise period) 50% or more of the voting power of World Heart’s voting stock or corresponding voting securities, (c) there is a replacement of more than one-half of the members of the Board of Directors of World Heart which is not approved by a majority of those individuals who are either members of the Board of Directors on the date thereof or individuals approved by a majority of such members, or (d) in one or a series of related transactions, there is a sale or transfer of all or substantially all of the assets of World Heart, determined on a consolidated basis.

“Common Stock” means the common stock, no par value, of World Heart.

“Conversion Price” means with respect to the Common Stock as of a specified date, the weighted average Market Price of the Common Stock, on a per share basis, for the sixty (60) Trading Days preceding such date, subject to adjustment as set forth herein.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Market Price” means with respect to the Common Stock as of a specified Trading Day: (i) the closing price as reported on the Nasdaq Stock Market; or (ii) if the principal trading market for the Common Stock is not the Nasdaq Stock Market, but is another national or regional securities exchange, the closing price as reported on such exchange; or (iii) if neither (i) nor (ii) above are applicable, and if bid and ask prices for shares of Common Stock are reported in the over-the-counter market by the OTC Bulletin Board (or, if not so reported, by the Pink Sheets, LLC or any successor thereto), the average of the high bid and low ask prices so reported.  In the event there is no established market for the Common Stock, then the Market Price shall be the fair market value of the Common Stock as reasonably determined in good faith by the Board of Directors of the Company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the general trading of securities.

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal or interest under, or otherwise pursuant to, this Note in accordance with the terms hereof.

“World Heart” means World Heart Corporation, of which the Company is a wholly owned subsidiary.

Section 2. Payments of Principal and Interest.

(a)           Interest. The Company shall pay interest accruing on the outstanding principal of this Note, on each anniversary of the Issuance Date, commencing on December 2, 2010 and ending on December 2, 2014, by issuing, on a converted basis, fully paid and nonassessable shares of Common Stock (the “PIK Interest”). PIK Interest shall be paid by delivering to the Holder the number of shares of Common Stock determined by dividing (i) the total dollar amount of interest due on the applicable anniversary date by (ii) the applicable Conversion Price. The Company shall not issue fractional shares of Common Stock to which the Holder may become entitled pursuant to this subparagraph, but in lieu thereof, the Company shall round the number of shares to be issued up to the next whole number.

(b)           Principal. The Company shall pay principal installments equal to twenty percent (20%) of the original principal of this Note, on each anniversary of the Issuance Date, commencing on December 2, 2010 and ending on December 2, 2014, by issuing, on a converted basis, fully paid and nonassessable shares of Common Stock. Each annual principal installment shall be paid by delivering to the Holder the number of shares of Common Stock determined by dividing (i) Two Hundred Thousand Dollars ($200,000) by (ii) the applicable Conversion Price. The Company shall not issue fractional shares of Common Stock to which the Holder may become entitled pursuant to this subparagraph, but in lieu thereof, the Company shall round the number of shares to be issued up to the next whole number.  Any principal of this Note that is converted into shares of Common Stock and repaid pursuant to this Section 2(b) shall be applied to reduce the principal payable hereunder.

(c)           Prepayment. Notwithstanding any other provision of this Note, at any time prior to the second anniversary of the Issuance Date, upon delivery of a written notice to the Holder (the “Prepayment Notice”), the Company shall be entitled to prepay in cash any of the then outstanding principal of this Note, plus any accrued and unpaid interest thereon, at a fifteen percent (15%) discount, which discount shall be applied against both the principal and interest portions hereof.  The prepayment set forth in this Section 2(c) shall be made within thirty (30) days of delivery of the Prepayment Notice.

Section 3. Conversion.

(a)           Common Stock Issuance Upon Conversion.

(i)            Conversion Procedures. The Holder shall not be required physically to surrender this Note to the Company upon the conversion pursuant to Section 2.  The Holder and the Company shall maintain records showing the outstanding principal so converted and repaid and the outstanding interest so converted and paid and the dates of such conversions, repayments and payments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion, repayment and payment. The Holder agrees that, if the outstanding principal of this Note is less than the original principal amount stated on the face of this Note, the Holder will not transfer this Note at any time without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding principal of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than ten (10) Trading Days, after surrender by the Holder.

(ii)           Stock Certificates. The Company will deliver to the Holder not later than ten (10) Trading Days after a particular conversion date, a certificate or certificates, which shall contain restrictive legends and trading restrictions as set forth herein, for the number of shares of Common Stock issuable upon such conversion, repayment and payment.

(b)           Conversion Price Adjustments.

(i)            Stock Dividends, Splits and Combinations. In the event that World Heart shall (A) pay a dividend or make a distribution to all its stockholders, in shares of Common Stock, on any class of capital stock of World Heart or any subsidiary which is not directly or indirectly wholly owned by World Heart, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares; then in each such case the applicable Conversion Price shall be adjusted so that the Holder of this Note shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Note been fully converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(b)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be.

(ii)           Rounding of Adjustments. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least one percent (1%) in the applicable Conversion Price; provided, however, that any adjustments that by reason of this Section 3(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 or Section 2 shall be made to the nearest cent or nearest 1/100th of a share.

(iii)         Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(b), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(iv)          Notice of Certain Events.  If (A) World Heart shall declare a dividend (or any other distribution) on its Common Stock; (B) World Heart shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; (C) World Heart shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of World Heart shall be required in connection with any reclassification of the Common Stock, any consolidation, amalgamation or merger to which World Heart is a party, any sale or transfer of all or substantially all of the assets of World Heart, or any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; (E) World Heart shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of World Heart; or (F) there exists an agreement to which World Heart is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control Transaction has occurred; then the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, within five (5) business days of the date notice of such matter to World Heart’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction.

(c)           Reservation and Issuance of Underlying Securities. The Company covenants that World Heart will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note.  The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

(d)           Charges, Taxes and Expenses.  Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company.

(e)           Cancellation. After the entire principal and any accrued but unpaid interest have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company’s principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

(f)            Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder or the Company under this Note shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service to the other party as provided in the Assignment Agreement.

Section 4. Defaults and Remedies.

(a)           Events of Default. An “Event of Default” is:  (i) a failure to issue Underlying Shares upon and in accordance with the terms hereof, which failure continues for ten (10) business days after the Company has received written notice from the Holder of such failure; (ii) a failure by the Company to cure any breach or default of this Note, which failure continues for twenty (20) days after the Company has received written notice from the Holder of such breach or default, other than as provided in the immediately preceding clause (i); or (iii) if the Company or World Heart is subject to any Bankruptcy Event.

(b)           Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding principal of this Note, and any accrued and unpaid interest thereon, to be due and payable by delivering a written notice of demand to the Company (the “Demand Notice”), whereby the Holder’s sole and exclusive remedy under this Note shall be the issuance, on a converted basis, of fully paid and nonassessable shares of Common Stock as set forth in this Section 4(b). The Company shall deliver to the Holder, no later than five (5) Trading Days after the date of the Demand Notice, the number of shares of Common Stock determined by dividing (i) the total principal and accrued but unpaid interest then due and payable by (ii) the Conversion Price as of the Date of the Demand Notice. The Company shall not issue fractional shares of Common Stock to which the Holder may become entitled pursuant to this subparagraph, but in lieu thereof, the Company shall round the number of shares to be issued to the next whole number.

Section 5. Securities Law Compliance. By acceptance of this Note, the Holder hereby represents, warrants and acknowledges as follows with respect to this Note and the Underlying Shares (collectively, the “Securities”):

(a)           The Securities have not been and will not be registered under the Securities Act or any applicable state securities laws, and the sale contemplated by this Note is being made in reliance on one or more exemptions from registration under the Securities Act and under applicable registration exemptions from state securities laws.

(b)           No agency, governmental authority, regulatory body, stock market or other entity (including, without limitation, the SEC or any state securities commission) has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Securities.

(c)           No information furnished by the Company, or any of the Company’s agents or representatives, constitutes investment, accounting, legal or tax advice, and Holder is relying solely upon itself and its professional advisors, if any, for such advice.

(d)           Holder is acquiring the Securities for its own account, for investment purposes only, and not with a view to any resale or distribution in violation of the registration requirements of the Securities Act; and Holder will not offer, sell or otherwise transfer any of the Securities except under circumstances which will not result in a violation of the Securities Act and only after all other restrictions set forth in this Note have been satisfied.

(e)           Holder has been given a reasonable opportunity to review all periodic reports filed by World Heart with the SEC and all other documents, books and records of the Company and World Heart pertaining to the investment represented hereby, has been supplied with all additional information concerning the Company, World Heart and the Securities that it has requested, has had a reasonable opportunity to ask questions of and receive answers from the Company or its representatives concerning such investment, and all such questions have been answered to its full satisfaction.

(f)            An investment in the Securities is speculative and subject to substantial risks.

(g)           Holder has not purchased the Securities as a result of any general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(h)           There are significant restrictions and limitations on transferability of the Securities, and the Securities may not be transferable under certain circumstances. In the event Holder decides to offer, sell or otherwise transfer any of the Securities, it will comply strictly with the transfer restrictions and limitations as set forth herein.

(i)            Holder consents to World Heart giving instructions to its transfer agent and/or registrar in order to implement the restrictions and limitations on transfer as set forth herein.

(j)            Holder is either (i) an “accredited investor” (as such term is used in paragraph (a) of Rule 501 of Regulation D under the Securities Act) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision, or (ii) an investor who either alone or together with a purchaser representative such as its accountant, attorney, investment advisor or similar professional, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision.

Section 6. Transfer Restrictions.

(a)           Limitation on Resales. All Underlying Shares issued to Holder pursuant to this Note shall be subject to resale restrictions as set forth herein.  Upon any issuance of Underlying Shares to Holder, Holder’s right of resale with respect to such shares shall be limited such that Holder shall be entitled to resell no more than one-twelfth (1/12) of such shares in each of the subsequent twelve (12) months following issuance of such Underlying Shares.  Holder’s resale rights hereunder are not cumulative, whereby if Holder does not sell any Underlying Shares in a given month, such fact shall not affect the number of shares that may be resold in any subsequent month.  Notwithstanding the foregoing, after twelve (12) months from the issuance of any Underlying Shares to Holder, such shares shall have no contractual resale restrictions hereunder, and may be freely resold subject to compliance with applicable federal and state securities laws.

(b)           Securities Law Restrictions.  Without limiting any of the restrictions set forth in Section 6(a) above or any other section hereof, if the Holder is able to transfer the Underlying Shares in accordance herewith, the Holder shall not offer, sell or otherwise transfer any of the Securities, directly or indirectly, unless (i) the transfer is made to the Company; (ii) the transfer is made pursuant to an effective Registration Statement under the Securities Act and in compliance with applicable state securities laws; (iii) the transfer is made pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder and in compliance with applicable state securities laws; or (iv) the transfer is made pursuant to another exemption from registration under the Securities Act and in compliance with applicable state securities laws, and the Company is provided an opinion of counsel, of recognized standing reasonably satisfactory to the Company, confirming compliance with the foregoing.

(c)           Restrictive Legends.  Upon the issuance of the Underlying Shares to the Holder, and until such time as the same is no longer required hereunder or under applicable requirements of the Securities Act or applicable state securities laws, certificates representing the Underlying Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear legends in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”).  THE HOLDER HEREOF, BY ACCEPTING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE ISSUER THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE ISSUER, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATES SECURITIES LAWS, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN ACCORDANCE WITH ANY OTHER EXEMPTION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS UPON THE DELIVERY OF A LEGAL OPINION, REASONABLY SATISFACTORY TO THE ISSUER, TO THE FOREGOING EFFECT.”

“THE OFFER, SALE OR OTHER TRANSFER OF THE SECURITIES REPRESENTED HEREBY ARE ALSO RESTRICTED UNDER THE TERMS OF A 4.5% CONVERTIBLE PROMISSORY NOTE DATED DECEMBER 2, 2009, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER.”

Section 7. General.

(a)           Attorneys’ Fees. The Company agrees to pay all charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in seeking to enforce this Note.

(b)           Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)           Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

(d)           Assignment. The Holder may not assign or transfer this Note without the prior written consent of the Company. The Company may not assign or transfer its rights or obligations under this Note without the prior written consent of the Holder; provided, however, the Company may assign or transfer its rights or obligations under this Note to any other affiliate of World Heart or in the context of any sale of all or substantially all of the assets of the Company, any consolidation, merger, amalgamation or other business combination of the Company with or into another entity, or any other corporate reorganization or similar transaction. This Note shall be binding upon the Company and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)           No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)            Governing Law. This Note will be governed by and construed in accordance with the laws of the State of Utah without regard to any conflicts of laws principles thereof that would otherwise require the application of the law of any other jurisdiction.

(g)           Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding principal amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

WorldHeart, Inc.

By:
Name:
Title: